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                                                                  EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-03703) pertaining to the 1995 Stock Option/Stock Issuance Plan and the Employee Stock Purchase Plan of i2 Technologies, Inc. of our report dated January 18, 1997, with respect to the consolidated financial statements of i2 Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.



                                                      /s/  ERNST & YOUNG LLP
Dallas, Texas
January 31, 1997